PAYOFF LETTER

September 15, 2014

Golden Queen Mining Company, LLC
c/o Golden Queen Mining Co. Ltd
Golden Queen Mining Co. Ltd
6411 Imperial Avenue
West Vancouver, British Columbia
Canada V7W 2J5
Attention: H. Lutz Klingmann (President) and Andrée St-Germain
(Chief Financial Officer)

Re:	Golden Queen Mining Company Payoff Letter

Ladies and Gentlemen:

     Reference is made to (i) the Senior Secured Promissory Note, dated as of July 2, 2014, among Golden Queen Mining Company, LLC (as successor in interest of Golden Queen Mining Company, Inc.) (the “Obligor”), Golden Queen Mining Co. Ltd (the “Guarantor”), Leucadia National Corporation (“Leucadia”) and Auvergne, LLC (“Auvergne” and together with Leucadia, the “Payees”) (as amended, restated, supplemented or otherwise modified, the “Note”) in a face amount of $10,000,000, and (ii) the Subordination Agreement, dated as of July 2, 2014, among the Obligor, the Guarantor, the Payees and certain holders of Obligors’ other indebtedness party thereto (as amended, restated, supplemented or otherwise modified, the “Subordination Agreement” and together with the Note, the “Loan Documents”). Capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Note.

     As of the Payoff Date (as hereinafter defined), all outstanding indebtedness and other obligations (collectively, the “Obligations”) owing by the Obligor to the Payees under or in connection with the Note consist of the indebtedness listed on Schedule A hereto.

     The Borrower desires to repay in full all Obligations under the Note.

     Based on the terms and subject to the conditions contained herein, the Payees are willing to agree to the termination of the Loan Documents.

     1. Payments on Payoff Date. The Lender agrees that, upon receipt by it on or before 3:00 p.m. (New York City time) on September 15, 2014 (the “Payoff Date”) of payment in an amount equal to the Payoff Amount (as set forth and defined on Schedule A hereto) without any further action being required by any party, (a) all Obligations owed to the Payees (other than the Surviving Obligations) shall be deemed paid and satisfied in full, and all Loan Documents shall be of no further force or effect except in respect of the Surviving Obligations and (b) all liens, security interests and other encumbrances which the Obligor and the Guarantor may have granted to the Payees in, on or against their respective properties and assets securing the Obligations (the “Existing Liens”) shall be automatically extinguished, released, discharged and terminated and shall be of no further force or effect.

     2. Delivery of Collateral. Upon the receipt of the Payoff Amount no later than the Payoff Date, the Payees shall promptly deliver all such documents and pledged collateral to the Obligor and the Guarantor (or to such other person as the Obligor may designate). The Payees further agree (a) at the expense of the Obligor, to execute and deliver to the Obligor or its legal counsel such other termination statements, release documents or other agreements, instruments or notices as the Obligor may reasonably request in connection with the termination and release of the Existing Liens and (b) that the Obligor and its attorneys and agents shall be authorized to file termination statements with respect to all UCC and PPSA financing statements filed by or for the benefit of the Payees against the Obligor or the Guarantor. The Obligor acknowledges and agrees that the Payees’ obligations under this paragraph 2 shall not become effective until the conditions set forth in this paragraph 2 are satisfied, and for this purpose time shall be of the essence.

     3. Surviving Obligations. Nothing provided for herein shall discharge or in any manner affect or impair the enforceability of (in each case, to the extent not included in the Payoff Amount): (a) contingent reimbursement, indemnity or similar Obligations and (b) any other Obligations that survive the termination of the Loan Documents by their own terms (collectively, the “Surviving Obligations”). The Obligor and the Guarantor hereby reaffirm their respective obligations under the Loan Documents insofar as they relate to the Surviving Obligations.

     4. Governing Law. This Payoff Letter and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the state of New York.

     5. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS PAYOFF LETTER OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH.

     6. Miscellaneous. This Payoff Letter may be executed in identical counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Payoff Letter by facsimile transmission or other electronic transmission shall be effective as delivery of an original counterpart of this Payoff Letter. The headings and titles of the paragraphs above are for convenience only and have no substantive meaning herein.

[SIGNATURE PAGES FOLLOW]

     Please evidence your receipt of this Payoff Letter by signing the enclosed copy hereof and returning it to the undersigned.

Very truly yours,

LEUCADIA NATIONAL CORPORATION,
as Payee

By:
Name:	Brian Friedman
Title:	President

AUVERGNE, LLC,
as Payee

By:
Name:	Thomas M. Clay
Title:	Manager

Acknowledged and Agreed:

GOLDEN QUEEN MINING COMPANY, LLC,
as Obligor

By:
Name:
Title:

GOLDEN QUEEN MINING CO. LTD,
as Guarantor

By:
Name:
Title:

Cc:

Morton Law LLP
1200 - 750 West Pender Street
Vancouver, British Columbia
Canada, V6C 2T8
Attention: Edward L. Mayerhofer, Esq.
Email: elm@mortonlaw.ca
Fax: (604) 681-9652

and

Dorsey & Whitney LLP
1400 Wewatta Street, Suite 400
Denver, CO 80202
Attention: Kenneth Sam, Esq.
Email: sam.kenneth@dorsey.com
Fax: (303) 629-3450

SCHEDULE A

PAYOFF AMOUNT:

Payment in full, in cash, in Dollars of the following amounts (in the aggregate, the “Payoff Amount”):

Payment to Leucadia:

Principal:	$6,500,000.00

Interest:	$136,244.50

Total:	$6,636,244.50

To the following account:

Wire Instructions:

[redacted]

Payment to Auvergne:

Principal:	$3,500,000.00

Interest:	$73,362.42

Total:	$3,573,362.42

To the following account:

Wire Instructions:

[redacted]